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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-18962 and 333-5709 on Form S-3 and Registration Statement Nos. 33-91340 and 33-92918 on Form S-8 of Energy Conversion Devices, Inc., of our report dated September 28, 1995 (September 25, 1996 as to Note L), appearing in this Annual Report on Form 10-K/A, Amendment No. 1, of Energy Conversion Devices, Inc. for the year ended June 30, 1995.


/s/  Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Detroit, Michigan

September 25, 1996